FILE NO. 333-117685

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                               ILLINOIS 36-2554642
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)


                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                                  ALLEN R. REED
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

The table on the face page captioned "CALCULATION OF REGISTRATION FEE" is amended to read in its entirety as follows:


CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------------- ------------------------------- -----------------
Title of securities to be        Amount to be                Proposed maximum              Proposed maximum           Amount of
registered                       registered(1)           offering price per unit     aggregate offering price(1)   registration fee
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------
Deferred annuity contracts       $250,000,000                    (2)                         $80,000,000                 $10,136
and participating interests
therein
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------


The section entitled "ANNUAL REPORTS AND OTHER DOCUMENTS" on page 29 of the initial filing of File Number 333-117685 is amended to read in its entirety as follows:

     Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

     After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

     Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

     We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. CIK 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that files electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

     If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 82656, Lincoln, NE 68501 (telephone:
     1-800-203-0068).


Part II, Item 16, of File Number 333-117685 is amended to provide as follows:

     (23)(a) Consent of Independent Registered Public Accounting Firm

The Exhibit List is amended by adding the following:

     EXHIBIT LIST

     The following exhibits are filed herewith:

     Exhibit No.       Description

     (23)(a)           Consent of Independent Registered Public Accounting Firm